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Osler, Hoskin & Harcourt llp 1000 De La Gauchetière Street West Suite 2100 Montréal, Québec, Canada H3B 4W5 514.904.8100 main 514.904.8101 facsimile

Exhibit 5.1

October 6, 2023

Acasti Pharma Inc.

2572 boul. Daniel-Johnson, 2nd Floor

Laval, Québec, Canada H7T 2R3

Dear Sirs/Mesdames:

Re: Acasti Pharma Inc. - Registration Statement on Form S-3

We have acted as Canadian counsel to Acasti Pharma Inc. (the “Corporation”), a corporation governed by the Business Corporations Act (Québec), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Corporation on the date hereof with the Securities and Exchange Commission (the “SEC”) relating to the proposed offering and resale by the selling shareholders identified in the prospectus included in the Registration Statement (the “Prospectus”) of up to an aggregate of 6,594,615 common shares of the Corporation, which are comprised of (i) 1,951,371 common shares (the “Shares”), (ii) 2,106,853 common shares (the “Pre-Funded Warrant Shares”) issuable upon the exercise of pre-funded warrants (the “Pre-Funded Warrants”), and (iii) 2,536,391 common shares (the “Common Warrant Shares” and together with the Pre-Funded Warrant Shares, the “Warrant Shares”) issuable upon the exercise of common warrants (“Common Warrants” and together with the Pre-Funded Warrants, the “Warrants”), each issued and sold to accredited investors in a private placement that closed on September 25, 2023.

We have examined the Registration Statement, the Prospectus, the Warrants and all such corporate and public records, statutes and regulations and have made such investigations and have reviewed such other documents as we have deemed relevant and necessary and have considered such questions of law as we have considered relevant and necessary in order to give the opinions hereinafter set forth. As to various questions of fact material to such opinions which were not independently established, we have relied upon a certificate of an officer of the Corporation.

We are qualified to practice law in the Province of Québec and these opinions are rendered solely with respect to the Province of Québec and the federal laws of Canada applicable in the Province of Québec.

We have also assumed (a) the legal capacity of all individuals, the genuineness of all signatures, the veracity of the information contained therein, the authenticity of all documents submitted to us as originals and the conformity to authentic or original documents of all documents submitted to us as certified, conformed, electronic, photostatic or facsimile copies and (b) the completeness, truth and accuracy of all facts set forth in the official public records, certificates and documents supplied by public officials or otherwise conveyed to us by public officials.

Where our opinion expressed herein refers to the Shares having been issued as being “fully-paid and non-assessable” common shares of the Corporation, such opinion assumes that all required consideration (in whatever form) has been paid or provided. No opinion is expressed as to the adequacy of any consideration received.

Our opinion is limited to the matters stated herein and no opinion is implied or may be inferred beyond the matters expressly stated. Our opinion is based on these laws as in effect on the date hereof, and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein.

Based upon, subject to and limited by the foregoing, we are of the opinion that, as of the date hereof, (a) the Shares and the Warrant Shares have been duly authorized by all necessary corporate action on the part of the Corporation, (b) the Shares are validly issued, fully paid, and nonassessable and, (c) with respect to the Warrant Shares, following (i) the exercise of the Warrants in accordance with their terms and (ii) receipt by the Corporation of the consideration for the Warrant Shares specified in the Warrants, the Warrant Shares will be validly issued, fully paid, and nonassessable.

We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption “Legal Matters” in the Prospectus.

Yours very truly,

(signed) Osler, Hoskin & Harcourt LLP

Osler, Hoskin & Harcourt LLP